UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Albany International Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ALBANY INTERNATIONAL CORP.
216 Airport Drive
Rochester, New Hampshire 03867

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 20, 2022
On April 6, 2022, Albany International Corp. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for May 20, 2022. The Company is filing this supplement to the Proxy Statement solely to update certain information relating to Director/Nominee Mark J. Murphy. In Mr. Murphy’s biography on pages 5 and 16, it was stated the Mr. Murphy is the Chief Financial Officer of Qorvo, Inc. As of April 18, 2022, Mr. Murphy became the Chief Financial Officer of Micron Technology, Inc. Accordingly, Mr. Murphy’s biography on page 16 is hereby deleted and replaced in its entirety with the following:

Mark J. Murphy is the Chief Financial Officer of Micron Technology (NASDAQ:MU), an industry leader in innovative memory and storage solutions. Mr. Murphy joined Micron as CFO in April 2022 and is responsible for all financial functions including tax, treasury, internal audit and investor relations. From June 2016 until joining Micron, Mr. Murphy was the Chief Financial Officer of Qorvo, Inc., a leading provider of wireless and wired connectivity solutions. He was previously executive vice president and CFO of Delphi Automotive, PLC, a supplier of advanced technologies to the automotive industry. Mr. Murphy joined Delphi from Praxair, Inc., a global industrial gas supplier, where he was president of the U.S. Industrial Gases business, and before that, president of Praxair's Surface Technologies and Electronic Materials division. He previously served as senior vice president and CFO of MEMC Electronic Materials, Inc., corporate controller of Praxair, president of Praxair's Electronics division and vice president of finance for Praxair Asia based in Shanghai. Mr. Murphy's experience as a CFO and general manager in high technology industrial businesses, including those serving aerospace and advanced materials markets, and his extensive experience working in Asia and Europe make him qualified to serve as a director.

This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.

This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company's stockholders on or about April 20, 2022.
Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Important Information
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.